UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 30, 2000

                               ALLTEL CORPORATION

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             (Exact name of registrant as specified in its charter)


        Delaware                        1-4996                   34-0868285
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)

One Allied Drive, Little Rock, Arkansas                          72202
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (501)905-8000
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                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

  Item 2.     Acquisition or Disposition of Assets

      In its Current Report on Form 8-K dated January 31, 2000, ALLTEL Corporation ("ALLTEL" or the "Company") reported that ALLTEL, Bell Atlantic Corporation ("Bell Atlantic"), GTE Corporation ("GTE") and Vodafone Airtouch signed agreements to exchange wireless properties in 13 states. In its Current Report on Form 8-K dated April 3, 2000, the Company reported that it had completed the exchange of wireless properties with Bell Atlantic in Nevada, Iowa, Arizona, New Mexico and Texas. In this transaction, ALLTEL acquired operations in Phoenix, Tucson, Coconino, Flagstaff and Gila, Arizona; Albuquerque, New Mexico and El Paso, Texas and divested operations in Las Vegas, Lander and Mineral, Nevada; and Cedar Rapids, Iowa City, Waterloo, Cedar Falls, Dubuque and Jackson, Iowa. In addition to the transfer of wireless assets, ALLTEL also paid Bell Atlantic $624.1 million in cash to complete this transaction.

      In its Current Report on Form 8-K dated June 30, 2000, ALLTEL announced that it had completed the remaining wireless property exchanges with Bell Atlantic and GTE. As a result, ALLTEL acquired operations in Cleveland, Canton and Akron, Ohio; Tampa, Lakeland, Naples, Fort Myers, Pensacola, Sarasota and Bradenton, Florida and Mobile, Alabama, while divesting operations in Illinois, Indiana, New York and Pennsylvania. ALLTEL also transferred to Bell Atlantic or GTE certain of its minority investments in unconsolidated wireless properties, representing approximately 2.6 million POPs. In addition to the transfer of the remaining wireless assets, ALLTEL also received $192.5 million in cash, prepaid vendor credits of $199.6 million and assumed long-term debt of $425.0 million as part of these transactions.

      Through the completion of the above transactions, ALLTEL acquired interests in 27 wireless markets representing 14.6 million POPs and 1,467,000 wireless customers, while divesting interests in 42 wireless markets representing 6.9 million POPs and 778,000 customers. ALLTEL accounted for these exchange transactions as purchases.

  Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

   (a)  Not Applicable.

   (b) The financial data filed herewith as part of this report as Exhibit 99(a) includes unaudited pro forma summary information for ALLTEL after giving effect to the exchange of wireless assets with Bell Atlantic and GTE, assuming the exchanges had been effective during the periods presented. The summary financial information is based on and should be read in conjunction with the consolidated financial statements and notes thereto of ALLTEL, which are incorporated by reference from ALLTEL's Annual Report on Form 10-K for the year ended December 31, 1999 and from ALLTEL's Quarterly Report on Form 10-Q for the period ended June 30, 2000. The pro forma information presented may not necessarily be indicative of the results of operations that would have been reported had the exchange of properties been in effect during those periods or which may be reported in the future.

        During the second quarter of 2000, ALLTEL recorded a pretax gain for financial reporting purposes of $1,353.1 million (related tax effect of approximately $568.8 million) from the exchanges of wireless properties with Bell Atlantic and GTE. The net gain of $784.3 million was offset by expenses of $8.8 million related to the acquisition, including severance and employee benefit costs associated with a workforce reduction and branding and signage costs. The Company expects to incur an additional $13 million of integration expenses during the third quarter of 2000. In accordance with Regulation S-X Rule 11-02(b)(5), the net gain and the acquisition-related charges have not been reflected in the pro forma condensed income statements included in this filing.

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

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                ALLTEL CORPORATION
                                       ----------------------------------
                                                   (Registrant)


                                           By: /s/ Jeffery R. Gardner
                                       ----------------------------------

                                                Jeffery R. Gardner
                                 Senior Vice President - Chief Financial Officer
                                          (Principal Financial Officer)
                                                 August 11, 2000











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

                                  EXHIBIT INDEX

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Exhibit

Number                     Description of Exhibits                 Page Number
------                     -----------------------                 -----------

99(a)          Unaudited Pro Forma Financial Information                5-6

               Unaudited Pro Forma Combined Condensed Statement
                 of Income for the six months ended June 30, 2000       7

               Unaudited Pro Forma Combined Condensed Statement
                 of Income for the twelve months ended December 31,
                 1999                                                   8

               Notes to Unaudited Pro Forma Combined Condensed
                 Financial Statements                                   9


























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